Exhibit T3G

Organizational Chart of Affiliates of Issuer and Guarantors



DefCo Holdings, Inc.
Delta Tucker Holdings, Inc.
DynCorp International Inc.
DynCorp International LLC
5%
DynCorp Aerospace Operations LLC
95%
10%
90%
95%
5%
DynCorp International Services, LLC
95%
95%
Services International LLC
1%
DynCorp (Aust.) Pty. Limited (Australia)
Augility PTY Limited (Australia)
DynCorp Aerospace Operations Ltd. (UK)
DynArabia Technical Services LLC (Saudia Arabia)
DI Aerospace Integrated Solutions Ltda (Columbia)
5%
Future Investment Group LLC (Egypt)
95%
99%
DI Air Columbia SAS (Columbia)
DynCorp International Services GmbH (Germany)
5%
Airport & MRO Facilities Nigeria Limited (Nigeria)
DynCorp International Business Services Private Limited (India)
5%
Avicom Do Brazil
Global Logistics Support Services LLC
DynCorp International (UK) Ltd
DynCorp International FZ-LLC (UAE) (25%)
DIV Capital Corporation
Phoenix Consulting Group, LLC
Heliworks LLC
DTS Aviation Services LLC
Casals & Associates, Inc.
Dyn Marine Services of Virginia LLC
Worldwide Recruiting and Staffing Services LLC
Worldwide Management and Consulting Services LLC
Key:
Issuer
Parent Guarantor
Subsidiary Guarantor
Each entity is 100% owned by its parent unless otherwise shown